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                                                                    EXHIBIT 23.3



                          INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of ChoicePoint Inc.

We hereby consent to the incorporation by reference of our report dated August 12, 1999 on the consolidated financial statements of I.R.S.C., Inc. and subsidiaries for the year ended December 31, 1998, which appears as Exhibit 99.2 in this Annual Report on Form 10-K of ChoicePoint Inc. for the year ended December 31, 2000, in the previously filed Registration Statements on Form S-8 of ChoicePoint Inc. (File Nos. 333-32453 and 333-37498).


                                              /s/ Corbin & Wertz
                                              --------------------------------
                                              CORBIN & WERTZ


Irvine, California
March 26, 2001